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                                                                   Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Major Chevrolet, Inc. and Affiliates
New York, New York


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 14, 1997 relating to the financial statements of Major Chevrolet, Inc. and Affiliates, which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts and Counsel" in the Prospectus.


                                          BDO Seidman, LLP


New York, New York
January 8, 1998